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                                                                 Exhibit 99.40

FOR IMMEDIATE RELEASE

Intacs Prescription Inserts to be Focus of Scientific Presentations May 20-24

KeraVision's R&D programs also to be highlighted

BOSTON, MA (May 1, 2000) - The Intacs vision correction technology will be the subject of over a dozen scientific presentations that are scheduled for this year's American Society of Cataract and Refractive Surgery (ASCRS) meeting on May 20-24, 2000 in Boston.

Developed by KeraVision, Inc. (Nasdaq: KERA), Intacs prescription inserts are a new, FDA-approved, non-laser option for correcting mild nearsightedness (myopia), a condition that affects over 20 million adult Americans, according to industry estimates. In addition, the Intacs technology is in clinical studies for the possible treatment of farsightedness (hyperopia), keratoconus (corneal thinning disease), astigmatism, and a wider range of myopia than currently approved for use in the U.S. by the FDA.

Presentations on these and other Intacs-related clinical studies are scheduled for the ASCRS meeting, including:

-- "Rapid Visual Results with IntacsT" by Steven M. Verity, MD, assistant professor of ophthalmology, St. Louis University, St. Louis, MO.

-- "Future Developments in Intacs," Penny A. Asbell, MD, professor of ophthalmology and director of cornea services, Mount Sinai School of Medicine, New York.

-- "Expanding Your Refractive Practice with Intacs" and "Two Technologies to Correct Myopia: Intacs and LASIK," G. Peyton Neatrour, MD, Beach Eye Care, Virginia Beach, VA.

-- "Intacs as an Enhancement after Under-Corrected Myopic LASIK," Andrew Moyes, MD, Eye Center of Kansas City, Overland Park, KS.

-- "Improving Outcomes Through Intacs Replacement," Bradley D. Fouraker, MD, Tampa, FL.

-- "Intacs Learning Curve: First Year Experience," Michael Mockovak, MD, Sacramento, CA.

-- "Intacs In the Real World: How Do They Measure Up?" Vance Thompson, MD, Ophthalmology Ltd., Sioux Falls, SD.

-- "Initial Experience with Intacs," Ezra Galler, MD, Providence, RI.

-- "Ocular and Refractive Changes After the Implantation, Removal and Re-Implantation of Intacs," Michael Twa, OD, instructor of ophthalmology and clinical research coordinator, University of California at San Diego, La Jolla, CA.

-- "Intacs and LASIK: An Option for High Myopes and Pre-Presbyopic Patients" and "Intacs and LASIK: Better Quality Vision for High Myopes; Removal Option for Pre-Presbyopic Patients," by Carlo Lovisolo, MD, Milan, Italy

The ASCRS meeting is one of the major ophthalmic medical conferences in the world, each year attracting more than 5,000 attendees from over 70 countries.

KeraVision, founded in 1986, is the developer of Intacs prescription inserts for correcting mild myopia, which was named one of "The Year's Top 10 Medical Advances" by CNN and Health magazine. Approved by the FDA in 1999, Intacs are a flexible and convenient option to eyeglasses, contact lenses and vision correction surgeries that permanently alter the eye's central optical zone. The company's patented Intacs technology is also being developed for the possible treatment of hyperopia (farsightedness); myopia (nearsightedness) in wider ranges than presently approved by the FDA; astigmatism; and keratoconus, a corneal thinning disease.

Except for the historical information, the matters discussed in this news release are forward-looking statements. Actual results may differ materially due to a variety of factors, including market acceptance of Intacs prescription inserts, the need for additional capital to fund future business operations, complications relating to the product or the surgical procedure, competitive products and technologies, and other risk factors described under the heading "Risk Factors" contained in Item 1 of KeraVision's Form 10-K for the year ended December 31, 1999, as well as in other SEC filings.

Note to Editors: KeraVision and Intacs are registered trademarks or trademarks of KeraVision, Inc. in the U.S. and foreign countries

For further information

Investors:  Mark Fischer-Colbrie, (510) 353-3000
Media: Mick Taylor, (510) 353-3075
www.GetIntacs.com
"Fax On Demand"
(800) 448-8559